Exhibit 99.3

BRAVO RESOURCE PARTNERS LTD.

4155 E. Jewell Avenue, Suite 500
Denver, Colorado 80222
Tel: (303) 831-8833  Fax: (720) 554-7673

NEWS RELEASE

Bravo Resource Partners Ltd. announces that Mr. Ernest Staggs has resigned as Treasurer and Chief Financial Officer of the company effective immediately   The Company wishes to thank him for his significant contribution to the Company’s development over the years.

BRAVO RESOURCE PARTNERS LTD.

Per:           “Tyrone R. Carter”
  Tyrone R. Carter
  President and Director

This News Release was prepared by the Board of Directors on behalf of Bravo Resource Partners Ltd., which is solely responsible for its contents.